Exhibit 99.1

[PERNOD RICARD LETTERHEAD]

To:	Fortune Brands
300 Tower Parkway
Lincolnshire
IL 60069
USA

For the attention of Chris Klein/Mark Roche

CC:	Herbert Smith
Exchange House
Primrose Street
LONDON
EC2A 2HS

For the attention of Richard Fleck/Malcolm Lombers

26 January 2006

Dear Sirs

Framework Agreement entered into on 21 April 2005 between Fortune Brands, Inc. (“FB”) and Pernod Ricard S.A. (“PR”), as amended by a deed of variation dated 24 July 2005 (the “Framework Agreement”)

We write in relation to the DBC Adjustment and the Estimated Working Capital Statement.

Words and expressions defined in the Framework Agreement shall have the same meanings in this Agreement.

Following the discussions that have since taken place between us, we write to set out the following that has been agreed between FB and PR:

1.	DBC

1.1	FB and PR have agreed that the DBC Adjustment to the Global Consideration will be £199.4 million:

1.1.1	£99.4 million of which being allocated pursuant to the sale and purchase agreements for the sale of Allied Domecq Espana, S.A. (“ADESA SPA”); and

1.1.2	£100 million of which being allocated pursuant to the sale and purchase agreement in respect of assets relating to Allied Domecq Spirits & Wines Limited and Allied Domecq Spirits & Wines (Europe) B.V.

1.2	In the event of any conflict, FB and PR have agreed that the terms of this letter shall prevail over the terms of the Framework Agreement.

2.	RELEASES

2.1	FB and PR have agreed that:

2.1.1	the Larios DBC Adjustment as defined in the agreement dated 21 April 2005 entered into between Larios Pernod Ricard S.A., Fortune Brands, Inc. and Pernod Ricard S.A. shall be zero; and

2.1.2	no sums shall be payable by PR to FB in respect of the minority shareholders in certain of the Spanish and Mexican entities being transferred to FB.

2.2	Save for as provided in clause 12 (Indemnification and additional comfort) of the ADESA SPA, PR and FB have agreed that the terms set out in clause 2.1 above shall be in full and final settlement of any and all claims and causes of action of whatever nature and however arising which the parties set out in clause 2.1 above or their respective Affiliates have or may have (whether presently asserted or not) against each other, their successors or assigns, in any way relating to or arising out of or connected with the matters referred to in clause 2.1.

2.3	PR and FB agree that each of them shall procure that their respective Affiliates shall not make or assert any claims in any way relating to or arising out of or connected with the matters referred to in clause 2.1. In the event that an Affiliate of one party shall make or assert any such claim against the other party or any of its Affiliates, PR or FB (as the case may be) shall indemnify the other against all costs, expenses and liabilities which the other or any of its Affiliates may incur arising out of or connected with any such claims.

3.	WORKING CAPITAL

3.1	FB and PR have agreed that the FB Working Capital will be £8.5 million, subject only to the application of the final FB DBC percentage.

3.2	FB and PR have agreed that PR will pay £82.2 million to FB in respect of the estimated working capital adjustment to the Global Consideration. This sum is subject to any adjustments necessary to reflect (i) the actual Transferred Subsidiary Working Capital in the Working Capital Statement (but limited to adjustments resulting solely from the addition or removal of entities from the list set out in the attached Schedule), and (ii) the final FB DBC percentage.

3.3	The payment referred to in clause 3.2 has been calculated by reference to the working capital amounts (which aggregate £82.2m) set out in respect of each of entities set out in the attached Schedule. PR and FB have agreed that these working capital amounts for each of the entities set out in the attached Schedule are final and binding and, save as provided in the second sentence of Clause 3.2, shall not be adjusted or challenged in any way, save to the extent that there is any reclassification of inter-company balances between Transferred Net Debt and Working Capital.

3.4	Without prejudice to the terms of the Framework Agreement and subject to clause 3.3 above, FB and PR have agreed to work together in calculating the Transferred Subsidiary Working Capital in the Working Capital Statement and have agreed an approach to this involving their respective teams and advisors working together to that end for completion by 15 March 2006.

SETTLEMENT AND GENERAL

5.	FB and PR have agreed that these terms are in full and final settlement of any and all claims and causes of action of whatever nature and however arising which FB and PR and their respective Affiliates have or may have (whether presently asserted or not) against each other, their successors or assigns, in any way relating to or arising out of or connected with DBC, FB Working Capital or the Estimated Working Capital Statement.

6.	FB and PR acknowledge and agree that, by signing this letter, neither party will be extinguishing its rights in connection with any actual or potential claims or complaints of whatsoever nature (whether known or unknown) between the parties which have arisen, or may arise out of, or which are in any way connected with the Framework Agreement other than in relation to DBC, FB Working Capital and/or the Estimated Working Capital Statement.

7.	In agreeing the DBC Adjustment to the Global Consideration, the FB Working Capital, the estimated working capital adjustment to the Global Consideration and the other matters set out in clause 3 above, FB and PR make no admissions or representations as to the facts, assumptions and principles on which the DBC Adjustment, the FB Working Capital and the estimated working capital adjustment to the Global Consideration have been calculated.

8.	Notwithstanding the terms of the Framework Agreement, FB and PR have agreed, with reference to the Memorandum of Understanding entered into by FB and PR on 23 November 2005, that the payments of:

8.1.1	the agreed DBC Adjustment (detailed in clause 1.1 above); and

8.1.2	the final working capital adjustment,

be dealt with at the Final Settlement which is to take place as soon as practicable after 28 February 2006 and in any event by not later than 15 March 2006.

We should be grateful if you would sign, date and return the enclosed copy of this letter agreement in confirmation of FB’s agreement to its terms.

Yours faithfully

................................................

For and on behalf of Pernod Ricard S.A.

Emmanuel Babeau

Finance Director

We agree to the terms of this letter

................................................

For and on behalf of Fortune Brands, Inc.

Christopher J. Klein

Senior Vice President

Statutory Entity	Adj. Transferred Working Capital (in M£) according to Initial Draft Statement	Additional agreed adjustments	Adj. Transferred Working Capital (in M£) according to December 2, 2005 submission
Allied Domecq S.A. S	(4.0)		(4.0)
Courvoisier S.A.S.	(0.2)	(0.3)	(0.5)
Distillerie Charentaise Jubert S.A.S.	0.2		0.2
Domecq Importers Inc.	0.0		0.0
S.N.C. Revico	—		—
SICA des Baronnies de Jarnac	—		—
SICA XV des Borderies	—		—
TOTAL France	(4.0)	(0.3)	(4.3)

Allied Domecq Operations Deutschland GmbH	—		—
Allied Domecq Spirits & Wine Beteiligungs—GmbH	0.0		0.0
Allied Domecq Spirits & Wine Deutschland (Holdings) GmbH	1.9		1.9
Allied Domecq Spirits & Wine Deutschland GmbH & Co. KG	(86.0)	(0.3)	(86.3)
Allied Domecq Spirits & Wine Vertriebsgesellschaft mbH	(1.2)		(1.2)
KUEMMERLING GmbH	85.4		85.4
Privat Weinbrennerei JACoBI GmbH	0.0		0.0
UNI-Getränke Handelsgesellschaft mbH	(3.1)		(3.1)
TOTAL Germany	(3.1)	(0.3)	(3.4)

Cockburn Smithes & Cia, SA	2.6		2.6
Sociedade Agricola Canais Lda.	0.0		0.0
TOTAL Portugal	2.6	—	2.6

Atlas Peak Vineyards, Inc.	5.1		5.1
Buena Vista Winery, Inc.	(2.4)		(2.4)
Clos du Bois Wines, Inc.	(101.2)		(101.2)
First Bedford Inc.	—		—
Gary Farrell Wines Inc.	0.4		0.4
Second Bedford Inc. (Delaware)	—		—
Third Bedford Inc. (Delaware)	—		—
William Hill Napa Inc	(10.6)		(10.6)
Wine Alliance, Inc.	106.5		106.5
Total US Wines	(2.2)	—	(2.2)

MakersMark	(6.9)		(6.9)

Allied Domecq Canarias, S.A.	0.8		0.8
Bodegas Domecq Grupo Empresarial, S.L.	0.0		0.0
Allied Domecq España, S.A.	30.9	(8.6)	22.2
John Harvey BV	0.1		0.1
Spain	31.7	(8.6)	23.1

Allied Domecq Latin America SA de CV	(0.4)		(0.4)
Inmobiliaria Vides del Guadalupe SA de CV	0.0		0.0
Pedro Domecq Mexico, S.A. de C.V.	(5.0)	0.5	(4.6)
Productora y Distribuidora de Agave, S. de R.L. de C.V.	—		—
Promocion y Fomento de Agave S de RL de DV	—		—
Servicios Corporativos Domecq S.A. de C.V.	(15.8)		(15.8)
Servicios Corporativos Sauza S.A. de C.V.	—		—
Tequila Sauza, S.A. de C.V.	(56.9)	(4.1)	(60.9)
Vides de Caborca S.A. de C.V.	0.0		0.0
Vides del Guadalupe Domecq SA de CV	(0.8)		(0.8)
Vinidos Agricolas San Jose S de RL de CV	—		—
Vinificacion y Destilacion de Sonora SA de CV	—		—
Allied Domecq Latin America Finance	(0.7)		(0.7)
Total Latin America	(79.5)	(3.6)	(83.1)

Cockburn Smithes & Co Limited	—		—
Harvey Macnair & Company Limited	—		—
Harveys of Bristol Limited	—		—
John Harvey & Sons, Limited	—		—
WM. Teacher & Sons, Limited	—		—
Total UK	—		—
Allied Domecq Freeport, Inc.	0.5		0.5
Domecq Asia Brands, Inc.	—		—
Total Asia	0.5	—	0.5

Total Estimated Transferred Working Capital	(60.9)	(12.8)	(73.7)

Adjusted Worldwide working capital			27.7

FB Share			8.5

WC adjustment			(82.2)